UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On January 4, 2024, Mallinckrodt plc (the “Company”) committed to a plan to cease commercialization and clinical development and wind down production of its StrataGraft® product (allogenic cultured keratinocytes and dermal fibroblasts in murine collagen - dsat) (“StrataGraft”), a regenerative skin tissue that is an allogeneic cellularized scaffold product derived from keratinocytes grown on gelled collagen containing dermal fibroblasts indicated for the treatment of adults with thermal burns containing intact dermal elements for which surgical intervention is clinically indicated (deep partial-thickness burns). The Company expects to complete this process by the end of the first quarter 2025.

The decision to discontinue StrataGraft was made following a slower-than-anticipated commercial uptake of the product and slower-than-anticipated enrollment in clinical trials. The Company is evaluating its next steps with respect to StrataGraft, which could include pursuing a sale, out-license or other strategic arrangement.

In connection with ceasing commercialization and clinical development and winding down production of StrataGraft, the Company currently expects to incur pre-tax charges, exclusive of impairments, of approximately $15 million, which include (i) approximately $5 million of one-time termination benefits, (ii) approximately $5 million in contract and lease termination costs, and (iii) approximately $5 million of other associated costs. The Company plans to recognize the majority of these charges in the first fiscal quarter of 2024, with the remaining amount to be recognized over the course of fiscal 2024 and into the first fiscal quarter of fiscal 2025. These estimated charges are expected to be cash charges. The Company also expects to incur an impairment charge related to its existing StrataGraft inventory for which it cannot provide an estimate at this time. The discussion in Item 2.06 below is incorporated in this Item 2.05 by reference.

Item 2.06.	Material Impairments.

In connection with the Company’s plan to cease commercialization and clinical development and wind down production of StrataGraft, the Company expects to recognize an impairment charge related to its existing StrataGraft inventory in the first fiscal quarter of 2024. The Company cannot currently estimate the size or materiality of the impairment charge because it is currently assessing the fair value of its assets as a result of the adoption of fresh-start accounting in connection with the Company’s emergence from bankruptcy on November 14, 2023. The Company expects to complete the ongoing fresh-start accounting adoption contemporaneously with the filing with the U.S. Securities and Exchange Commission (the “SEC”) of its Annual Report on Form 10-K for the fiscal year ending December 29, 2023. The Company will include an estimate of the impairment charge, to the extent material, in a future filing with the SEC. The Company does not expect the impairment charge to result in future cash expenditures.

The information in Item 2.05 of this Current Report on Form 8-K is incorporated in this Item 2.06 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC

By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President, Chief Legal Officer & Corporate Secretary

Date: January 9, 2024